VENTURE BANKING GROUP



                        LOAN AND SECURITY AGREEMENT


                         DATED AS OF July 24, 1998


AGREEMENT

This Loan and Security Agreement ("Agreement") is made and
entered into as of July 24, 1998, by and between VENTURE BANKING GROUP, A DIVISION OF CUPERTINO NATIONAL BANK ("Bank") and CONSILIUM, INC. ("Borrower"). RECITALS
        Borrower wishes to obtain credit from time to time from Bank, and
Bank desires to extend credit to Borrower.  This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.
AGREEMENT
        The parties agree as follows:
1. DEFINITIONS AND CONSTRUCTION.
1.1 Definitions.  As used in this Agreement, the
following terms shall have the following definitions:
        "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.
        "Advance" or "Advances" means an Advance under the
Revolving Facility.
        "Affiliate" means, with respect to any Person, any Person
that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such
Person, and each of such Person's senior executive officers, directors, and partners.
        "Approved Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are (1) approved by Bank on a case-by-
case basis; or (2) not excluded by any of clauses (a) through (k))
under the defined term, "Eligible Accounts."
        "Bank Expenses" means all reasonable costs or expenses
(including reasonable attorneys' fees and expenses) incurred, subject to Section 2.6(c), in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.
        "Borrower's Books" means all of Borrower's books and
records including ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information.
        "Borrowing Base" has the meaning set forth in Section 2.1
hereof.
        "Business Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California are authorized or required to close.
        "Change in Control" means the occurrence of:  (i) any
Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and
Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing greater than
50% of the combined voting power of all securities of  Borrower entitled to vote in the election of directors; (ii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing greater than 50% of the combined voting power of all securities of Borrower entitled to vote in the election of directors;
or (iii) a material change in Borrower's chief executive officer, chief financial officer or chief administrative officer.
        "Closing Date" means the date of this Agreement.
        "Code" means the California Uniform Commercial Code.
        "Collateral" means the property described on Exhibit A
attached hereto.
        "Contingent Obligation" means, as applied to any Person,
any direct or indirect liability, contingent or otherwise, of that
Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
        "Current Assets" means, as of any applicable date, all
amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its
Subsidiaries as at such date.
        "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding
Subordinated Debt.
        "Daily Balance" means the amount of the Obligations owed at the end of a given day.
        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of
Borrower's representations and warranties to Bank set forth in
Section 5.4; provided, that upon an Event of Default, standards of eligibility may be fixed and revised from time to time by Bank in
Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Eligible Accounts shall also include Accounts of Borrower's wholly owned subsidiaries domiciled in
Taiwan and Germany not otherwise ineligible hereunder.  Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:
(a) Accounts that the account debtor has failed to
pay within ninety (90) days of invoice date; provided, however, that
Approved Foreign Accounts shall be deemed Eligible Accounts so long as the account debtor has not failed to pay within one hundred and twenty
(120) days of the invoice date;
(b) Accounts with respect to an account debtor
twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;
(c) Accounts with respect to which the account
debtor is an officer, employee, or agent of Borrower;
(d) Accounts with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;
(e) Accounts with respect to which the account
debtor is an Affiliate of Borrower;
(f) Accounts with respect to which the account
debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof.
(g) Accounts with respect to which Borrower is
liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;
(h) Accounts with respect to an account debtor,
including Subsidiaries and Affiliates, whose total obligations to
Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;
(i) Accounts with respect to which the account
debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;
(j) Accounts with respect to which the account
debtor is a distributor, unless pre-approved by Bank in writing; and
(k) Accounts the collection of which Bank, in its
commercially reasonable discretion, determines to be doubtful.
        "Equipment" means all present and future machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
        "GAAP" means generally accepted accounting principles as in effect from time to time.
        "Indebtedness" means (a) all indebtedness for borrowed
money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.
        "Insolvency Proceeding" means any proceeding commenced by
or against any person or entity under any provision of the United
States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
        "Inventory" means all present and future inventory in which
Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of
Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.
        "Investment" means any beneficial ownership of (including
stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
        "Lien" means any mortgage, lien, deed of trust, charge,
pledge, security interest or other encumbrance.
        "Loan Documents" means, collectively, this Agreement, any
note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.
        "material," "Material Adverse Change," and/or "Material
Adverse Effect" as each of those terms may appear in the Loan
Documents, shall mean, each in context, a negative result or potential result arising directly or indirectly from facts that, in the totality of the circumstances, Bank considers substantive and germane to (a) the business, assets, operations, financial or other condition of Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower to pay or perform in accordance with the terms of this Agreement or any other Loan Document; or (c) the rights and remedies of Bank under this Agreement or any of the Loan Documents.
        "Maturity Date" means the later to occur of (i) the
Revolving Maturity Date; or (ii) the Term Loan Maturity Date.
        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.
        "Obligations" means all debt, principal, interest, Bank
Expenses and other amounts owed to Bank by Borrower pursuant to the this Agreement or any other Agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency
Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank my have obtained by assignment or otherwise.
        "Payment Date" means the last calendar day of each month.
        "Periodic Payments" means all installments or similar
recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.
        "Permitted Indebtedness" means:
(a) Indebtedness of Borrower in favor of Bank
arising under this Agreement or any other Loan Document;
(b) Indebtedness existing on the Closing Date and
disclosed in the Schedule;
(c) Subordinated Debt; and
(d) Indebtedness to trade creditors incurred in the
ordinary course of business.
        "Permitted Investment" means:
(a) Investments existing on the Closing Date
disclosed in the Schedule;
(b)  (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one
(1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or
Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank; and
(c) acquisitions permitted pursuant to Section 7.3.
        "Permitted Liens" means the following:
(a) Any Liens existing on the Closing Date and
disclosed in the Schedule or arising under this Agreement or the other
Loan Documents;
(b) Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;
(c) Liens (i) upon or in any equipment acquired or
held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;
(d) Liens incurred in connection with the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
        "Person" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
        "Prime Rate" means the variable rate of interest, per
annum, most recently published in the Money Rate Section of the West
Coast Edition of the Wall Street Journal, as the "prime rate," whether or not such published rate is the lowest rate available from Bank.
When a range of rates is published, the higher of the rates shall apply at the time the rate is changed.
        "Quick Assets" means, at any date as of which the amount
thereof shall be determined, the consolidated cash, cash equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.
        "Responsible Officer" means each of the Chief Executive
Officer, the Chief Financial Officer and the Controller of Borrower.
        "Revolving Facility" means Three Million Seven Hundred
Fifty Thousand Dollars ($3,750,000).
        "Revolving Facility Availability" means the difference
between the maximum availability and the principal amount of outstanding Advances.
        "Revolving Facility Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to the Revolving Facility, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency
Proceeding.
        "Revolving Maturity Date" means July 24, 1999.
        "Schedule" means the schedule of exceptions attached
hereto, if any.
        "Subordinated Debt" means any debt incurred by Borrower
that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).
        "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.
        "Tangible Net Worth" means at any date as of which the
amount thereof shall be determined, the consolidated total assets of
Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
        "Total Liabilities" means at any date as of which the
amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.
1.2 Accounting Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with
GAAP.  When used herein, the terms "financial statements" shall include the notes and schedules thereto.
2. Loan and Terms of Payment
2.1 Advances.  Subject to and upon the terms and
conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the Revolving Facility or the
Borrowing Base, whichever is less (the "Maximum Availability").  For purposes of this Agreement and subject to the Advance Limit (as defined below), "Borrowing Base" shall mean an amount equal to eighty percent
(80%) of Eligible Accounts.  Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1
("Borrowings") may be repaid and reborrowed at any time during the term of this Agreement.
(a) Notwithstanding any of the foregoing provisions
contained in this Agreement, with respect to Eligible Accounts which arise from invoices issued by Borrower's wholly-owned Subsidiaries in
Taiwan and Germany, Bank shall make Advances to Borrower only to the extent that such Advances do not exceed Seven Hundred Fifty Thousand
Dollars ($750,000) (the "Advance Limit"); provided, the Bank and
Borrower shall review the Advance Limit within ninety (90) days from the date hereof and Bank shall make appropriate adjustments to the
Advance Limit as Bank shall in its sole and commercially reasonable discretion deem appropriate, but in no event shall the Advance Limit be less than $750,000.
(b) Whenever Borrower desires an Advance, Borrower
will notify Bank by facsimile transmission or telephone no later than
3:00 p.m. Pacific time, on the Business Day that the Advance is to be made.  Each such notification shall be promptly confirmed by a
Payment/Advance Form in substantially the form of Exhibit B hereto.
Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by
Bank as a result of such reliance.  Bank will credit the amount of
Advances made under this Section 2.1 to Borrower's deposit account.
(c) The Revolving Facility shall terminate on the
Revolving Maturity Date, at which time all Advances under this
Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.
2.2 Term Loan.
(a) In order to repay all existing loans and
related indebtedness owed by Borrower to Imperial Bank, and
miscellaneous capital acquisitions, Bank hereby agrees to make a term loan to Borrower on the Closing Date in an aggregate principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the
"Term Loan").
(b) Borrower shall pay thirty-six equal amortized
installments of principal plus interest in the amount of [payment amount] (the "Term Loan Payment").  Each Term Loan Payment shall be due and payable on the Payment Date during the term hereof.  Borrower's final Term Loan Payment, due on July 24, 2001 (the "Term Loan Maturity
Date"), shall include all outstanding Term Loan principal plus all accrued interest not yet paid (the "Term Loan Balance").
(c) The Term Loan shall bear interest at a rate
equal to one (1.0) percentage point above the Prime Rate.
2.3 Overadvances.  If, at any time during which Borrower
is required to provide a Borrowing Base Certificate or for any reason, the amount of Revolving Facility Obligations owed by Borrower exceeds the Maximum Availability (the "Overadvance"), Borrower shall immediately pay to Bank, in cash, the amount of such Overadvance;
provided, however, that the amount of Revolving Facility Obligations owed by Borrower may exceed the Maximum Availability so long as such Overadvance (i) occurs during the second month of any fiscal quarter;
(ii) does not exceed Two Million Dollars ($2,000,000); (iii) does not remain unpaid for more than thirty (30) consecutive days; and (iv) is supported by a cash deposit with Bank in an amount not less than one hundred twenty-five percent (125%) of the amount of such Overadvance.
2.4 Interest Rates, Payments, and Calculations.
(a) Interest Rate.  Any Advances shall bear
interest, on the average Daily Balance, at a rate equal to one-half
(0.5%) percentage point above the Prime Rate.
(b) Default Rate.  All Obligations shall bear
interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.
(c) Payments.  Interest hereunder shall be due and
payable on the Payment Date during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic
Payments against any of Borrower's accounts with Bank, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number _____________________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits that Bank makes against Borrower's accounts.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
(d) Computation.  In the event the Prime Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
2.5 Crediting Payments.  Prior to the occurrence of an
Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by
Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.
Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank or acknowledged by Bank as having been sent via confirmation of a federal reserve wire number, after
12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business
Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next
Business Day and shall not constitute an Event of Default, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
2.6 Fees.  Borrower shall pay to Bank the following:
(a) Facility Fee.  A Facility Fee equal to Thirty-
Two Thousand Five Hundred Dollars ($32,500), which fee shall be due on or before the Closing Date and upon the Closing Date shall be fully earned and non-refundable;
(b) Financial Examination and Appraisal Fees.
Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts (not to exceed $800 per day for the Initial Audit
(as defined below)), and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by
Bank or its agents;
(c) Bank Expenses.  Upon the date hereof, all Bank
Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses up to Seven Thousand Five Hundred Dollars ($7,500), and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses as and when they become due.
2.7 Additional Costs.  In case any law, regulation,
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this
Agreement:
(a) subjects Bank to any tax with respect to
payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);
(b) imposes, modifies or deems applicable any
deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or
(c) imposes upon Bank any other condition with
respect to its performance under this Agreement,
(d) and the result of any of the foregoing is to
increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans hereunder, Bank shall notify Borrower thereof.  Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.
2.8 Term.  Except as otherwise set forth herein, this
Agreement shall become effective on the Closing Date and, subject to
Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date.  Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this
Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.  Notwithstanding termination,
Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.
3. CONDITIONS OF LOANS
3.1 Conditions Precedent to Initial Advance.  The
obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:
(a) this Agreement;
(b) a Revolving Promissory Note made by Borrower in
favor of Bank in the form attached hereto as Exhibit E;
(c) a Term Loan Promissory Note made by Borrower in
favor of Bank in the form attached hereto as Exhibit F;
(d) a certificate of the Secretary of Borrower with
respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
(e) a collateral assignment, patent mortgage and
security agreement;
(f) financing statements (Forms UCC-1);
(g) insurance certificate;
(h) payment of the fees and Bank Expenses then due
specified in Section 2.5 hereof;
(i) completion of an accounts receivable audit with
results satisfactory to Bank (the "Initial Audit"); and
(j) such other documents, and completion of such
other matters, as Bank may reasonably deem necessary or appropriate.
3.2 Conditions Precedent to All Advances.  The obligation
of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:
(a) timely receipt by Bank of the Payment/Advance
Form as provided in Section 2.1; and
(b) the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).
4. CREATION OF SECURITY INTEREST
4.1 Grant of Security Interest.  Borrower grants and
pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.  Borrower acknowledges that Bank may place a "hold" on any deposit account pledged as Collateral to secure the Obligations.
4.2 Delivery of Additional Documentation Required.
Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.
4.3 Right to Inspect.  Bank (through any of its officers,
employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.
5. REPRESENTATIONS AND WARRANTIES
        Borrower represents and warrants as follows:
5.1 Due Organization and Qualification.  Borrower and
each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.
5.2 Due Authorization; No Conflict.  The execution,
delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's
Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.
5.3 No Prior Encumbrances.  Borrower has good and
indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens. Notwithstanding anything to the contrary stated
herein, Borrower makes no representations in this Section 5.3 or elsewhere that any of the Collateral, except to the best of Borrower's knowledge, does not infringe upon any third party's patent rights.
5.4 Bona Fide Eligible Accounts.  The Eligible Accounts
are bona fide existing obligations.  The property giving rise to such
Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor.  Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.
5.5 Merchantable Inventory.  All Inventory is in all
material respects of good and marketable quality, free from all material defects.
5.6 Name; Location of Chief Executive Office.  Except as
disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in
Section 10 hereof.
5.7 Litigation.  Except as set forth in the Schedule and
Borrower's public filings with the Securities and Exchange Commission, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.  Borrower does not have knowledge of any such pending or threatened actions or proceedings.
5.8 No Material Adverse Change in Financial Statements.
All consolidated financial statements related to Borrower and any
Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended.  There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
5.9 Solvency.  Borrower is solvent and able to pay its
debts (including trade debts) as they mature.
5.10 Regulatory Compliance.  Borrower and each Subsidiary
has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect.  Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.  Borrower is not
engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.  Borrower
has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.
5.11 Environmental Condition.  Except as disclosed on
Schedule C, attached hereto and incorporated herein by this reference, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and
neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.
5.12 Taxes.  Borrower and each Subsidiary has filed or
caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.
5.13 Subsidiaries.  Except as disclosed on Schedule A
attached hereto and incorporated herein by this reference, Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
5.14 Government Consents.  Borrower and each Subsidiary
has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.
5.15 Full Disclosure.  No representation, warranty or
other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.
6. AFFIRMATIVE COVENANTS
        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:
6.1 Good Standing.  Borrower shall maintain its and each
of its Subsidiaries' (i) corporate existence, except that any
Subsidiary may be merged into Borrower or any wholly-owned Subsidiary of Borrower, and (ii) good standing in its jurisdiction of
incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect.
Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of
Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.
6.2 Government Compliance.  Borrower shall meet, and
shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.
Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material
Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.
6.3 Financial Statements, Reports, Certificates.
Borrower shall deliver to Bank: (a) as soon as available, but in any event within twenty (20) days after the end of each month, a company prepared consolidated balance sheet and income statement covering
Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of
Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to
Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange
Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any
Subsidiary that could result in damages or costs to Borrower or any
Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e)
such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.
        Within twenty (20) days after the last day of each month during which Borrowings are outstanding, or if no Borrowings are outstanding, within one (1) Business Day prior to requesting an Advance, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a
Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.
                Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                Bank shall have a right from time to time hereafter to
audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.
6.4 Inventory; Returns.  Borrower shall keep all
Inventory in good and marketable condition, free from all material defects.  Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than
Fifty Thousand Dollars ($50,000).
6.5 Taxes.  Except as disclosed on Schedule B attached
hereto and incorporated herein by this reference, Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to
Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that
Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by
Borrower.
6.6 Insurance.
(a) Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.
(b) All such policies of insurance shall be in such
form, with such companies, and in such amounts as reasonably satisfactory to Bank.  All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to
Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason.
Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.  All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.
6.7 Principal Depository.  Borrower shall maintain its
principal depository and operating accounts with Bank including, without limitation, all of Borrower's domestic depository accounts.
Further, Borrower shall maintain at all times average monthly deposits with Bank of at least Three Million Dollars ($3,000,000).
6.8 Debt-Net Worth Ratio.  Borrower shall maintain, as of
the last day of each fiscal quarter, a ratio of Total Liabilities (net of deferred revenue) to Tangible Net Worth of not more than 3.5 to 1.0.
6.9 Tangible Net Worth.  Borrower shall maintain, as of
the last day of each fiscal quarter, a Tangible Net Worth of not less than Two Million Five Hundred Dollars ($2,500,000).
6.10 Debt Coverage.  Borrower shall maintain, as of the
last day of each fiscal quarter, either of the following:
(a) A Debt Service Ratio of at least 1.25 to 1.00.
"Debt Service Ratio" is defined as the sum of net profits after taxes as measured on the last day of the preceding fiscal quarter plus depreciation and amortization, divided by current portion of long term debt for that quarter; or
(b) A Cash Ratio of at least 1.75 to 1.00. "Cash
Ratio" is defined as the sum of cash and cash equivalents plus the
Revolving Facility Availability, divided by the Term Loan Balance.
6.11 Registration of Intellectual Property Rights.
Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those
intellectual property rights listed on Exhibits A, B and C to the
Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty
(30) days of the date of this Agreement.  Borrower shall register or cause to be registered with the United States Patent and Trademark
Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by
Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.  Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights. Notwithstanding anything to the contrary stated herein, Borrower shall not be required to register Copyrights unless in keeping with its normal business policy.
6.12 Further Assurances.  At any time and from time to
time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
6.13 Use of Proceeds.  Borrower shall use the Advances for
working capital only.
7. NEGATIVE COVENANTS
        Borrower covenants and agrees that, so long as any credit
hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:
7.1 Dispositions.  Convey, sell, lease, transfer or other
dispose of (collectively, a "Transfer") or permit any of its
Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its
Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.
7.2 Change in Business.  Borrower will not, without the
prior written consent of Bank which consent shall not be unreasonably withheld, suffer to occur a Change in Control or engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office or change its name or do business under any other name than is set forth on the signature page hereof.
7.3 Mergers or Acquisitions.  Borrower will not, without
the prior written consent of Bank, which consent shall not be unreasonably withheld, merge or consolidate, or permit any of its
Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another
Person.
7.4 Indebtedness.  Create, incur, assume or be or remain
liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness and Indebtedness incurred with the prior written consent of Bank, which consent shall not unreasonably be withheld.
7.5 Encumbrances.  Create, incur, assume or suffer to
exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for
Permitted Liens.
7.6 Distributions.  Pay any dividends or make any other
distribution or payment on account of or in redemption, retirement or purchase of any capital stock other than any such dividends, distributions or payments made with the prior written consent of Bank, which consent shall not be unreasonably withheld.
7.7 Investments.  Directly or indirectly acquire or own,
or make any Investment in or to any Person, or permit any of its
Subsidiaries so to do, other than Permitted Investments or Investments made with the prior written consent of Bank, which consent shall not be unreasonably withheld.
7.8 Transactions with Affiliates.  Directly or indirectly
enter into or permit to exist any material transaction with any
Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.
7.9 Subordinated Debt.  Make any payment in respect of
any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated
Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.
7.10 Inventory.  Store the Inventory with a bailee,
warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which
Borrower signs and files a financing statement where needed to perfect
Bank's security interest.
7.11 Compliance.  Become an "investment company"
controlled by an "investment company," within the meaning of the
Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the
Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.
8. EVENTS OF DEFAULT
        Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:
8.1 Payment Default.  If Borrower fails to pay the
principal of, or any interest on, any Advances when due and payable; or
fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses.
8.2 Covenant Default.
(a) If Borrower fails to perform any obligation
under Sections 6.7, 6.8, 6.9 or 6.10 or violates any of the covenants contained in Section 7 of this Agreement, or
(b) If Borrower fails or neglects to perform, keep,
or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);
8.3 Material Adverse Change.  If there occurs a Material
Adverse Change, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;
8.4 Attachment.  If any material portion of Borrower's
assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of
Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);
8.5 Insolvency.  If Borrower becomes insolvent, or if an
Insolvency Proceeding is commenced by Borrower, or if an Insolvency
Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);
8.6 Other Agreements.  If there is a default in any
agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;
8.7 Subordinated Debt.  If Borrower makes any payment on
account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;
8.8 Judgments.  If a judgment or judgments for the
payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against
Borrower and shall remain unsatisfied and unstayed for a period of ten
(10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or
8.9 Misrepresentations.  If any material
misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan
Document.
9. BANK'S RIGHTS AND REMEDIES
9.1 Rights and Remedies.  Upon the occurrence and during
the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:
(a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an
Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);
(b) Cease advancing money or extending credit to or
for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
(c) Settle or adjust disputes and claims directly
with account debtors for amounts, upon terms and in whatever order that
Bank reasonably considers advisable;
(d) Without notice to or demand upon Borrower, make
such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.
Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;
(e) Without notice to Borrower set off and apply to
the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
(f) Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this
Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;
(g) Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including
Borrower's premises) as Bank determines is commercially reasonable;
(h) Bank may credit bid and purchase at any public
sale; and
(i) Any deficiency that exists after disposition of
the Collateral as provided above will be paid immediately by Borrower.
9.2 Power of Attorney. Effective only upon the occurrence
and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e)
settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in
Section 4.2 regardless of whether an Event of Default has occurred.
The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Advances hereunder is terminated.
9.3 Accounts Collection.  At any time from the date of
this Agreement, Bank may notify any Person owing funds to Borrower of
Bank's security interest in such funds and verify the amount of such
Account.  Borrower shall collect all amounts owing to Borrower for
Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
9.4 Bank Expenses.  If Borrower fails to pay any amounts
or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as
Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of
Default under this Agreement.
9.5 Bank's Liability for Collateral.  So long as Bank
complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the
Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by
Borrower.
9.6 Remedies Cumulative.  Bank's rights and remedies
under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.
No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.
9.7 Demand; Protest.  Express for the notice requirements
expressly set forth herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.
10. NOTICES
        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by
telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:
        If to Borrower          Consilium, Inc.
                                485 Clyde Avenue
                                Mountain View, CA 94043
                                Attn:  Clifton Wong
                                Fax:  650/691-6350

        If to Bank              Venture Banking Group
                                Three Palo Alto Square, Suite 150
                                Palo Alto, CA 94306
                                Attn:  Jon Krogstad
                                Fax:    650/843-6969
        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER
AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION
WITH LEGAL COUNSEL.
12. GENERAL PROVISIONS
12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.
12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:
(a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.
12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.
12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
12.8 Confidentiality. In handling any confidential information of Borrower or any Subsidiary, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iii) as may be required in connection with the examination, audit or similar investigation of Bank. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


VENTURE BANKING GROUP                           CONSILIUM, INC.
By:                                                     By:
Title:                                                  Title:

                                    EXHIBIT A


The Collateral shall consist of all right, title and interest of Borrower in and to the following:
(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;
(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;
(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;
(e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;
(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and
(g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                      EXHIBIT B
                 LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: VENTURE LENDING                             DATE:
FAX#: (650) 843-6969                            TIME:

FROM:  CONSILIUM, INC.

REQUESTED BY:

                     AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:


FROM ACCOUNT #                           TO ACCOUNT #


REQUESTED TRANSACTION TYPE                      REQUEST DOLLAR AMOUNT

         PRINCIPAL INCREASE (ADVANCE)           $
         PRINCIPAL PAYMENT (ONLY)               $

         INTEREST PAYMENT (ONLY)                $

         PRINCIPAL AND INTEREST (PAYMENT)       $

         OTHER INSTRUCTIONS:





All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.


                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

                                                        Phone #:
AUTHORIZED REQUESTER

Phone #:
RECEIVED BY (BANK)


AUTHORIZED SIGNATURE (BANK)

                                        EXHIBIT C
BORROWING BASE CERTIFICATE
Borrower:   CONSILIUM, INC.                      Bank:   Venture Banking Group

Commitment Amount:      $3,750,000
ACCOUNTS RECEIVABLE
        1.      Accounts Receivable Book Value as of                 $
        2.      Additions (please explain on reverse)                $
        3.      TOTAL ACCOUNTS RECEIVABLE                            $


ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
        4.      Amounts over 90 days from invoice                    $
        5.      Eligible Foreign Accounts over 120 days from invoice $

        6.      Balance of 25% over 90 day accounts                  $
        7.      Concentration Limits                                 $
        8.      Foreign Accounts                                     $
        9.      Governmental Accounts                                $
        10.     Contra Accounts                                      $
        11.     Promotion or Demo Accounts                           $
        12.     Intercompany/Employee Accounts                       $
        13.     Amount by which loan value of German/Taiwan
                subsidiary accounts exceeds $750,000                 $
        14.     Other (please explain on reverse)                    $
        15.     TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                 $

        16.     Eligible Accounts (#3 minus #15)                     $
        17.     LOAN VALUE OF ACCOUNTS (80 % of #16)                 $

BALANCES
        18.     Maximum Loan Amount                                  $
        19.     Total Funds Available (#17)                          $
        20.     Present balance owing on Line of Credit              $


The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Venture Banking Group.
COMMENTS:




By:
        Authorized Signer

                                        EXHIBIT D
                                 COMPLIANCE CERTIFICATE


TO:             VENTURE BANKING GROUP

FROM:           CONSILIUM, INC.

        The undersigned authorized officer of Consilium, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

        Reporting Covenant                  Required                 Complies

        Monthly financial statements        Monthly within 20 days   Yes   No
        Annual (CPA Audited)                FYE within 90 days       Yes   No
        A/R & A/P Agings                    Monthly within 20 days   Yes   No
        A/R Audit                           Initial and Semi-Annual  Yes   No

        Financial Covenant                  Required        Actual   Complies


        Maintain on a Monthly Basis:
        Minimum Tangible Net Worth          $2,500,000    $_____      Yes  No
        Maximum Debt/Tangible Net Worth 3.50:1.0 _____:1.0 Yes No One of the following:
            Minimum Debt Services Ratio      1.25:1.0      _____:1.0  Yes  No
            Minimum Cash Ratio               1.75:1.0      _____:1.0  Yes  No

Comments Regarding Exceptions:  See Attached.

Sincerely,



SIGNATURE


TITLE


DATE

                                    EXHIBIT E

                        Revolving Facility Promissory Note
$3,750,000      Palo Alto, California
        July ___, 1998
FOR VALUE RECEIVED, the undersigned, Consilium, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Venture Banking Group, a division of Cupertino National Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower under Section 2.1 of that certain Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan Agreement. The entire principal amount and all accrued but unpaid interest thereon shall be due and payable on the Revolving Facility Maturity Date. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.
Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.
Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.
This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.
BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.



                                                CONSILIUM, INC.

                                                By:
                                                Printed Name:

                                                Title:

                                   EXHIBIT F

                          Term Loan Promissory Note
$2,750,000      Palo Alto, California
        July ___, 1998
FOR VALUE RECEIVED, the undersigned, Consilium, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Venture Banking Group, a division of Cupertino National Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of the Term Loan made by Bank to Borrower under Section 2.2 of that certain Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000). Borrower shall pay installments of principal and interest with respect to the Term Loan in accordance with the terms of the Loan Agreement. The remaining principal amount and all accrued but unpaid interest thereon shall be due and payable on the Term Loan Maturity Date. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.
Bank is hereby authorized by Borrower to endorse on Bank's books and records each advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.
Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.
This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.
BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.



                                                CONSILIUM, INC.

By:
                                                Printed Name:

                                                Title:

                        Revolving Facility Promissory Note
$3,750,000      Palo Alto, California
        July 24, 1998
FOR VALUE RECEIVED, the undersigned, Consilium, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Venture Banking Group, a division of Cupertino National Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower under Section 2.1 of that certain Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan Agreement. The entire principal amount and all accrued but unpaid interest thereon shall be due and payable on the Revolving Facility Maturity Date. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.
Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.
Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.
This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.
BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.



                                                CONSILIUM, INC.

                                                By:
                                                Printed Name:

                                                Title:

                             Term Loan Promissory Note
$2,750,000      Palo Alto, California
        July 24, 1998
FOR VALUE RECEIVED, the undersigned, Consilium, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Venture Banking Group, a division of Cupertino National Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of the Term Loan made by Bank to Borrower under Section 2.2 of that certain Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000). Borrower shall pay installments of principal and interest with respect to the Term Loan in accordance with the terms of the Loan Agreement. The remaining principal amount and all accrued but unpaid interest thereon shall be due and payable on the Term Loan Maturity Date. All capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Loan Agreement.
Bank is hereby authorized by Borrower to endorse on Bank's books and records each advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.
Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.
This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.
BORROWER AND BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.



                                                CONSILIUM, INC.

By:
                                                Printed Name:

                                                Title:

                      COLLATERAL ASSIGNMENT, PATENT MORTGAGE
                             AND SECURITY AGREEMENT


        THIS COLLATERAL ASSIGNMENT, PATENT MORTGAGE AND SECURITY AGREEMENT is made as of the 24th day of July 1998, by and between CONSILIUM, INC. ("Assignor") a Delaware corporation, and VENTURE BANKING GROUP, a division of Cupertino National Bank ("Assignee").

                                 RECITALS
A. Assignee has agreed to lend to Assignor certain funds (the "Loan") and Assignor desires to borrow such funds from Assignee pursuant to the terms of that certain Loan and Security Agreement dated even date herewith (the "Loan Agreement"). The Loan is evidenced by one or more promissory notes (a "Note" or, collectively, the "Notes").
B. In order to induce Assignee to make the Loan, Assignor has agreed to assign certain intangible property to Assignee for purposes of securing the obligations of Assignor to Assignee.

        C. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement.

        NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Assignment, Patent Mortgage and Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Assignor's present or future indebtedness, obligations and liabilities to Assignee, Assignor hereby assigns, transfers, conveys and grants a security interest and mortgage to Assignee, as security, but not as an ownership interest in and to Assignor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"):
1.1 Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the "Copyrights");
1.2 Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
1.3 Any and all design rights which may be available to Assignor now or hereafter existing, created, acquired or held;
1.4 All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the "Patents");
1.5 Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks");
1.6 Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
1.7 All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
1.8 All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents;
1.9 All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; and
1.10 The Collateral shall not include Assignor's interest in any licenses that would be breached by Assignor's grant of a security interest in its rights thereunder, unless the provision that would otherwise be breached would be rendered ineffective by Section 9-318 of the California Uniform Commercial Code.
THE INTEREST IN THE COLLATERAL BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT ASSIGNMENT ONLY TO SECURE ASSIGNOR'S OBLIGATIONS TO ASSIGNEE UNDER THE NOTES AND THE LOAN AGREEMENT.

2. Authorization and Request. Assignor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this conditional assignment.
3. Covenants and Warranties. Assignor represents, warrants, covenants and agrees as follows:
3.1 Assignor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Assignor to its customers in the ordinary course of business and third party software embedded in the Collateral;
3.2 Performance of this Assignment does not conflict with or result in a breach of any agreement to which Assignor is bound other than the breach of provisions in agreements that would otherwise be rendered ineffective by Section 9-318 of the California Uniform Commercial Code;
3.3 During the term of this Agreement, Assignor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Assignor in the ordinary course of business or as set forth in this Assignment;
3.4 To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;
3.5 Assignor shall promptly advise Assignee of any Material
Adverse Change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Assignor in or to any Trademark, Patent or Copyright not specified in this Assignment;
3.6 Assignor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights,
(ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Assignee in writing of material infringements detected and (iii) not allow any Trademarks, Patents, or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Assignee, which shall not be unreasonably withheld, unless Assignor determines that reasonable business practices suggest that abandonment is appropriate;
3.7 Assignor shall promptly register the most recent version of any of Assignor's Copyrights, if not so already registered and if in keeping with the Assignor's normal business policy, and shall, from time to time, execute and file such other instruments, and take such further actions as Assignee may reasonably request from time to time to perfect or continue the perfection of Assignee's interest in the Collateral;
3.8 This Assignment creates, and in the case of after acquired Collateral, this Assignment will create at the time Assignor first has rights in such after acquired Collateral, in favor of Assignee a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations under the Loan Agreement or evidenced by the Notes upon making the filings referred to in clause (i) below;
3.9 To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests and assignment created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (i) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor in the U.S. or (ii) for the perfection in the United States or the exercise by Assignee of its rights and remedies thereunder;
3.10 All information heretofore, herein or hereafter supplied to Assignee by or on behalf of Assignor with respect to the Collateral is accurate and complete in all material respects;
3.11 Assignor shall not enter into any agreement that would materially impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent, which consent shall not be unreasonably withheld. Assignor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Assignor's rights and interest in any property included within the definition of the Collateral acquired under such contracts;
3.12 Upon any executive officer of Assignor obtaining actual knowledge thereof, Assignor will promptly notify Assignee in writing of any event that materially adversely affects the value of any Collateral, the ability of Assignor to dispose of any Collateral or the rights and remedies of Assignee in relation thereto, including the levy of any legal process against any of the Collateral.
4. Assignee's Rights. Assignee shall have the right, but not the obligation, to take, at Assignor's sole expense, any actions that Assignor is required under this Assignment to take but which Assignor fails to take, after fifteen (15) days' notice to Assignor. Assignor shall reimburse and indemnify Assignee for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 4.
5. Inspection Rights. Assignor hereby grants to Assignee and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Assignor, and any of Assignor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Assignor and as often as may be reasonably requested (it being understood that any information obtained in such inspection shall be subject to the confidentiality provisions of Section 16 hereof).
6. Further Assurances; Attorney in Fact.
6.1 On a continuing basis, Assignor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Assignee, to perfect Assignee's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Collateral Assignment, or for assuring and confirming to Assignee the grant or perfection of a security interest in all Collateral.
6.2 Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time in Assignee's discretion, upon Assignor's failure or inability to do so, to take any action and to execute any instrument which Assignee may deem necessary or advisable to accomplish the purposes of this Collateral Assignment, including:
(a) To modify, in its sole discretion, this Collateral
Assignment without first obtaining Assignor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Assignor no longer has or claims any right, title or interest; and
(b) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Assignor where permitted by law.
7. Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Assignment:
7.1 An Event of Default occurs under the Loan Agreement or any Note; or
7.2 Assignor breaches any warranty or agreement made by Assignor in this Assignment other than as set forth in Section 7.3.
7.3 Assignor breaches any warranty or agreement made by Assignor in Sections 3.5 and 3.12 hereof and any such breach shall not have been cured to Assignee's satisfaction within ten (10) days after Assignor shall have first become aware thereof.
8. Remedies. Upon the occurrence and continuance of an Event of Default, Assignee shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Assignor to assemble the Collateral and any tangible property in which Assignee has a security interest and to make it available to Assignee at a place designated by Assignee. Assignee shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Assignee to exercise its rights and remedies upon the occurrence of an Event of Default. Assignor will pay any expenses (including reasonable attorney's fees) incurred by Assignee in connection with the exercise of any of Assignee's rights hereunder, including, without limitation, any expense incurred in disposing of the Collateral. All of Assignee's rights and remedies with respect to the Collateral shall be cumulative.
9. Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Assignee as a result of or in any way arising out of, following or consequential to transactions between Assignee and Assignor, whether under this Assignment or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising form or out of Assignee's gross negligence or willful misconduct.
10. Reassignment. At such time as Assignor shall completely satisfy all of the obligations secured hereunder, Assignee shall execute and deliver to Assignor all deed, assignments, and other instruments as may necessary or proper to reinvest in Assignor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Assignee pursuant hereto.
11. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
12. Attorneys' Fees. If any action relating to this Assignment is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.
13. Amendments. This Assignment may be amended only by a written instrument signed by both parties hereto.
14. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.
15. California Law and Jurisdiction. This Assignment shall be governed by the laws of the State of California, without regard for choice of law provisions. Assignor and Assignee consent to the nonexclusive jurisdiction of any state or federal court located in Santa Clara County, California.
16. Confidentiality. In handling any confidential information of Borrower or any Subisidiary, Assignee shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Assignment except that the disclosure of this information may be made (i) to the Affiliates of the Assignee, (ii) as required by law, regulation, rule or order, subpoena judicial order or similar order and (iii) as may be required in connection with the examination, audit or similar investigation of Assignee.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

Address of Assignor:                                    ASSIGNOR:

485 Clyde Avenue                                        CONSILIUM, INC.
Mountain View, CA 94043
                                                        By:
                                                        Printed Name:
                                                        Title:


Address of Assignee:                                    ASSIGNEE:

3 Palo Alto Square, Suite 150                           VENTURE BANKING GROUP, A
DIVISION OF
Palo Alto, California  94306                            CUPERTINO NATIONAL BANK

                                                        By:
                                                        Printed Name:
                                                        Title: